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                                                                      EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT


                                            State of Other Jurisdiction
Name                                        of incorporation or Organization

Syntel (India) Limited                               India

Syntel Europe Limited                                England

Syntel (Singapore) PTE. LTD.                         Singapore

Syntel Mauritius                                     Mauritius

Syntel (Australia) Pty Limited                       Australia

Syntel Canada, Inc.                                  Canada